SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                _________

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                   Date of Report:  November 30, 1995
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                           Page 1 of 4 pages.
                    The Exhibit Index appears at Page 4.

Item 5. Other Information Events.

 The following information is disclosed on behalf of the company's
United States
 credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

 "John Deere Capital Corporation's (Capital Corporation) net income was $27.1 million in the fourth quarter of 1995 compared with $30.2 million in the same period last year. Net income for the quarter decreased compared with a year ago primarily due to gains from the sale of retail notes in last year's fourth quarter. No retail notes were sold in the fourth quarter of 1995.

 Net income for the fiscal year totaled $114.1 million compared with $104.9 million in 1994. The higher income resulted from higher earnings on a larger portfolio, partially offset by lower financing margins.

 Credit receivable and lease acquisitions increased 20 percent during the fourth quarter and 18 percent for the fiscal year compared with acquisitions in the same periods in 1994. Retail note acquisitions from John Deere increased by $110.5 million or 17 percent in the quarter and $349.2 million or 16 percent for the year primarily due to higher retail sales of John Deere equipment and an improvement in the Capital Corporation s market share for the financing of John Deere agricultural equipment. Acquisitions of recreational product retail notes also increased during both the quarter and the entire year.

 Credit receivables and leases financed by John Deere Capital
Corporation were
 $4.838 billion at October 31, 1995 compared with $4.031 billion one year ago. The increase resulted from credit receivable acquisitions exceeding collections during
 1995. The company also securitized and sold retail notes, receiving proceeds of
 $726 million during 1995 compared with $560 million last year.
Credit receivables
 and leases administered, which include receivables previously securitized and sold, totaled $6.021 billion at October 31, 1995 compared with $5.246 billion at October
 31, 1994."

 Item 7.    Financial Statements and Exhibits.

 (c)    Exhibits

    (99)    Press release and additional information of Deere &
Company

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                             JOHN DEERE CAPITAL CORPORATION



                              By  /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  November 30, 1995

                              EXHIBIT INDEX


                                                  Sequential
 Number and Description of Exhibit                Page Number


 99. Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated November 30, 1995, file number 1-4121.